WORLD WRESTLING ENTERTAINMENT, INC.
BOOKING CONTRACT

This World Wrestling Entertainment, Inc. Booking Contract (“Agreement”) is made effective as of October 7, 2013 (“Effective Date”), by and between WORLD WRESTLING ENTERTAINMENT, INC., a Delaware corporation, with its principal place of business at 1241 East Main Street, Stamford, Connecticut 06902 (hereinafter referred to as "PROMOTER"), and STEPHANIE MCMAHON-LEVESQUE, with a business address c/o 1241 East Main Street, Stamford, Connecticut 06902 (hereinafter referred to as "WRESTLER").

PREMISES

WHEREAS, PROMOTER is duly licensed, as required, to conduct professional wrestling exhibitions and is actually engaged in the business throughout the world of organizing, publicizing, arranging, staging, conducting professional wrestling exhibitions and/or Events, as defined below, and representing professional wrestlers in the promotion and exploitation of a professional wrestler's name, likeness and personality; and

WHEREAS, PROMOTER has established a worldwide network of television stations which regularly broadcast PROMOTER's wrestling programs for purposes of publicizing PROMOTER's professional wrestling exhibitions and/or Events, as defined below, and PROMOTER has established a network of cable, satellite and internet organizations which regularly broadcast, transmit, stream and exhibit PROMOTER's professional wrestling Events on a pay-per-view and subscription basis; and in addition thereto, PROMOTER has developed and produced certain other television programs, which are also used to publicize, display and promote PROMOTER's professional wrestling exhibitions; and

WHEREAS, PROMOTER's business operations afford WRESTLER opportunities to wrestle and obtain public exposure which will increase the value of her wrestling services and her standing in the professional wrestling community and entertainment industry; and

WHEREAS, WRESTLER is duly licensed, as required, to engage in professional wrestling exhibitions and/or Events, as defined below, and is actually engaged in the business of performing as a professional wrestler; and

WHEREAS, WRESTLER is a performing artist and the professional wrestling exhibitions arranged by PROMOTER constitute demonstrations of wrestling skills and abilities designed to provide athletic‑styled entertainment to the public, and such professional wrestling exhibitions and Events constitute entertainment and are not competitive sports; and

WHEREAS, WRESTLER desires PROMOTER to arrange professional wrestling exhibitions and/or Events, as defined below, for WRESTLER and to assist WRESTLER in obtaining public exposure through live exhibitions, television programs, public appearances, and merchandising activities, or otherwise;

NOW THEREFORE, in consideration of the mutual promises and agreements as set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, do hereby agree as follows:

1. BOOKING

1.1    WRESTLER hereby grants exclusively to PROMOTER, and PROMOTER hereby accepts, the following worldwide rights:

(a)    During the Term, the exclusive worldwide rights to WRESTLER's services, appearances, and/or performances in the entertainment industry. Without limiting the generality of the foregoing, such worldwide rights shall include, without limitation, the right to engage WRESTLER's services, appearances, and/or performances in: (i) those professional wrestling matches designated by PROMOTER and those other events, engagements, appearances, filmings, photography shoots, autograph signings and other business and charitable events designated by WWE relating to professional wrestling or sports entertainment, whether or not staged before a live audience, in a television broadcast studio, on location or otherwise (collectively, the "Events"); and (ii) all other events, engagements, appearances, filmings, photography shoots, autograph signings and other business and charitable events that are not related to professional wrestling or sports entertainment in connection with movies, films, commercials, product endorsements, videos, television programs, radio, magazines, books, theatre, Internet or any other media in the entertainment industry (collectively, "Other Appearances"). Pursuant to Section 13.5 herein and during the Term of this Agreement, WRESTLER acknowledges and agrees that PROMOTER, in its sole discretion, shall have the right to assign WRESTLER's obligations under this Agreement for any period of time as PROMOTER sees fit to other promoters in order to enhance or improve WRESTLER's overall wrestling abilities, in-ring skills, conditioning, or other attributes deemed necessary by PROMOTER.

(b)    During the Term and thereafter as provided for in this Agreement, the right to sell or otherwise distribute tickets of admission to the general public for viewing of any or all of the Events that include the performance or appearance of WRESTLER, as well as the right to exhibit, broadcast and transmit the Footage, as defined in Section 2.1, via closed circuit transmission, pay-per-view transmission, subscription transmission (e.g., subscription video on demand), video on demand transmission, video exhibition, or any other medium now known or hereinafter discovered.

(c)    During the Term of this Agreement and thereafter as provided for in this Agreement, the right to solicit, negotiate, and enter into agreements for and on behalf of WRESTLER for the exploitation of WRESTLER Intellectual Property, as defined herein below, through any means whatsoever including internet websites, merchandising, commercial tie-ups, publishing, personal appearances, performances in non-wrestling events, and endorsements.

1.2    In consideration of WRESTLER's granting of rights, license and other services, as set forth herein, and provided WRESTLER faithfully and fully performs all obligations hereunder, PROMOTER shall endeavor to book WRESTLER as an individual or as a member of a group, which determination shall be made in PROMOTER’s sole discretion, in wrestling matches and at various Events.

2. WORKS

2.1    WRESTLER hereby grants to PROMOTER the exclusive right during the Term to video tape, film, photograph, or otherwise record, or to authorize others to do so, by any media now known or hereinafter discovered, WRESTLER's appearance, performance, commentary, and any other work product for or related to the Events or for or related to any and all of the services performed by WRESTLER pursuant to the terms herein. (These recordings by tape, film, photograph, disc, or otherwise are collectively referred to herein as the "Footage").

2.2    Notwithstanding the termination of this Agreement for any reason, and notwithstanding any other provision of this Agreement, PROMOTER shall have the right to produce, reproduce, reissue, manipulate, reconfigure, license, manufacture, record, perform, exhibit, broadcast, or otherwise disseminate the Footage in perpetuity by any form of media, now or hereafter devised (including without limitation, free, cable, pay cable, closed circuit and pay‑per‑view television, the internet, video on demand, and subscription video on demand).

2.3    WRESTLER's appearance, performance and work product in connection in any way with the Events, Footage, WRESTLER’s services and the rights granted herein shall be deemed work for hire; and notwithstanding the termination of this Agreement, PROMOTER shall own, in perpetuity, all Footage and all of the rights, results, products and proceeds in and to, or derived from the Events, Footage, WRESTLER’s services and the rights granted herein (including without limitation, all incidents, dialogue, characters, actions, routines, ideas, gags, costumes or parts of costumes, accessories, crowns, inventions, championship, title or other belts (if applicable), and any other tangible or intangible materials written, composed, submitted, added, improvised, or created by or for WRESTLER in connection with the Events, Footage, WRESTLER’s services and the rights granted herein) and PROMOTER may obtain copyright and/or trademark and/or any other legal protection therefor, now known or hereinafter discovered, in the name of PROMOTER and/or on behalf of PROMOTER's designee.

2.4    If PROMOTER directs WRESTLER, either singly or in conjunction with PROMOTER, to create, design or develop any copyrightable work (herein referred to as a "Development"), such Development shall be deemed work for hire and PROMOTER shall own such Development. All Footage and Developments referred to in this Agreement are collectively referred to as "Works".

2.5    All Works and WRESTLER's contributions thereto shall belong solely and exclusively to PROMOTER in perpetuity notwithstanding any termination of this Agreement. To the extent that such Works are considered: (i) contributions to collective works, (ii) a compilation, (iii) a supplementary work and/or (iv) as part or component of a motion picture or other audio-visual work, the parties hereby expressly agree that the Works shall be considered "works made for hire" under the United States Copyright Act of 1976, as amended (17 U.S.C. § 101 et seq.). In accordance therewith, all rights in and to the Works shall belong exclusively to PROMOTER in perpetuity, notwithstanding any termination of this Agreement. To the extent that such Works are deemed works other than "works made for hire," WRESTLER hereby irrevocably assigns in perpetuity to PROMOTER all right, title and interest in and to all rights in such Works and all renewals and extensions of the copyrights or other rights that may be secured under the laws now or hereafter in force and effect in the United States of America or any other country or countries.

3. INTELLECTUAL PROPERTY

3.1    All service marks, trademarks and other distinctive and identifying indicia used by WRESTLER prior to the Effective Date in connection with the business of professional wrestling, including but not limited to WRESTLER’s legal name, nickname, ring name, likeness, personality, character, caricatures, signature, costumes, props, gimmicks, gestures, routines and themes, which are owned by WRESTLER or in which WRESTLER has any rights anywhere in the world (collectively, the "WRESTLER Intellectual Property") are described and identified on Exhibit A attached hereto and incorporated herein by reference. WRESTLER hereby assigns to PROMOTER the right during the Term and thereafter as provided for in this Agreement including any Sell Off Period set forth in Section 4.3 and PROMOTER hereby accepts all worldwide right, title and interest in and to WRESTLER’s Intellectual Property, including, but not limited to, the rights to license, reproduce, manipulate, promote, expose, exploit and otherwise use the WRESTLER Intellectual Property. WRESTLER further acknowledges and agrees that (i) PROMOTER shall own in perpetuity all Footage, as defined in Section 2.1 of the Agreement; (ii) that PROMOTER shall have perpetual rights in the Footage, as set forth in Section 2.2 of this Agreement; and (iii) that, upon completion of the Term, PROMOTER shall have the continued right to use the WRESTLER Intellectual Property in connection with Promoter’s exploitation of the Footage or any other copyrighted works that incorporates the Wrestler Intellectual Property, which includes by way of example and not limitation Promoter’s use in the marketing, publicity, advertising, distribution, licensing and/or broadcast of the Footage or any such copyrighted work that incorporates the Wrestler Intellectual Property.

3.2    Except for the WRESTLER Intellectual Property specifically set forth on Exhibit A, any intellectual property rights, including but not limited to trademarks, service marks, copyrighted works, and/or distinctive and identifying indicia, including legal name, ring name, nickname, likeness, personality, character, caricatures, signature, props, gestures, routines, themes, incidents, dialogue, actions, gags, costumes or parts of costumes, accessories, crowns, inventions, championship, title or other belts (if applicable), and any other items of tangible or intangible property written, composed, submitted, added, improvised, created and/or used by or associated with WRESTLER's performance in the business of professional wrestling or sports entertainment which were procured, owned or created by PROMOTER during the Term or those which were procured, owned or created by PROMOTER prior to the Term and which are described and identified on Exhibit B attached hereto and incorporated herein by reference (collectively the "PROMOTER Intellectual Property") shall belong to PROMOTER, in perpetuity, with PROMOTER retaining all such ownership rights exclusively throughout the world notwithstanding any termination of this Agreement.

3.3    PROMOTER may from time to time during the Term create or develop trademarks, service marks, and/or distinctive and identifying indicia, including ring name, nickname, likeness, personality, character, caricatures, signature, props, gestures, routines, themes, incidents, dialogue, actions, gags, costumes or parts of costumes, accessories, crowns, inventions, championship, title or other belts (if applicable), and any other items of tangible or intangible property written, composed, submitted, added, improvised, created and/or used by or associated with WRESTLER's performance in the business of professional wrestling or sports entertainment which WRESTLER acknowledges shall belong to PROMOTER, in perpetuity, with PROMOTER retaining all such ownership rights exclusively throughout the world notwithstanding any termination of this Agreement. In addition, WRESTLER agrees to assign and relinquish to PROMOTER any and all claims of ownership and/or good will that may be acquired by WRESTLER now or in the future to and from such character name and image. With respect to all of the foregoing, WRESTLER agrees to immediately execute an amendment to this Agreement to add to Exhibit B any additional intellectual property rights created pursuant to this Section 3.3 as PROMOTER Intellectual Property.

3.4    WRESTLER Intellectual Property and PROMOTER Intellectual Property are hereinafter collectively referred to as "Intellectual Property."

3.5    WRESTLER agrees to cooperate fully and in good faith with PROMOTER for the purpose of securing and preserving PROMOTER's rights in and to the Intellectual Property. In connection herewith, WRESTLER acknowledges and hereby grants to PROMOTER the exclusive worldwide right during the Term of this Agreement (with respect to WRESTLER Intellectual Property) and in perpetuity (with respect to PROMOTER Intellectual Property) to apply for and obtain trademarks, service marks, copyrights and other registrations throughout the world in PROMOTER's name and/or on behalf of PROMOTER’s designee and to enforce any and all of PROMOTER’s rights therein. At PROMOTER's expense and request, PROMOTER and WRESTLER shall take such steps, as PROMOTER deems necessary, for any registration or any litigation or other proceeding, to protect and enforce any and all of PROMOTER's rights in the WRESTLER Intellectual Property and/or PROMOTER Intellectual Property and/or Works. Further, WRESTLER authorizes PROMOTER to execute any documents on her behalf that are required by the U.S. Patent and Trademark Office in order to protect the aforementioned Intellectual Property.

4. MERCHANDISING

4.1    WRESTLER hereby agrees that PROMOTER shall have the exclusive right in perpetuity to use and exploit WRESTLER Intellectual Property in connection with the manufacture, production, reproduction, reissuance, manipulation, reconfiguration, distribution, sale, and other commercial exploitation in any manner, now known or hereinafter discovered, of any and all copyrighted work incorporating the WRESTLER Intellectual Property. PROMOTER shall own in perpetuity all copyrights in such copyrighted work and PROMOTER shall be entitled to obtain copyright registrations in PROMOTER’s name or on behalf of its designee. WRESTLER shall provide all reasonable assistance to PROMOTER in so obtaining such copyright registrations, and WRESTLER authorizes PROMOTER to execute any documents on WRESTLER’s behalf as attorney-in-fact that are required by the United States Copyright Office.

4.2    In addition to the perpetual rights to use and exploit WRESTLER Intellectual Property as set forth in Section 4.1 of this Agreement, WRESTLER agrees that during the Term and any applicable Sell Off Period as provided for in this Agreement, PROMOTER shall have the exclusive right to use, exploit, and license the WRESTLER Intellectual Property in connection with the manufacture, production, reproduction, reissuance, distribution, sale, and other commercial exploitation in any manner, now known or hereinafter discovered, of goods and merchandise incorporating the WRESTLER Intellectual Property.

4.3    Sell Off Period. Upon the expiration or termination of this Agreement, PROMOTER shall have the right to sell any goods and merchandise in inventory, on hand or manufactured containing WRESTLER Intellectual Property for a period of ninety (90) days immediately following such expiration or termination (“Sell Off Period”) provided, however, that: (i) there shall be no restriction on PROMOTER’s rights to use or exploit WRESTLER Intellectual Property in connection with the perpetual rights granted herein by WRESTLER; and (ii) with respect to goods, merchandise and/or programming that include the WRESTLER Intellectual Property regarding which PROMOTER has made a material time, resources and/or financial investment prior to expiration or termination of this Agreement and which have a commercial life that extends beyond the Sell Off Period (including, without limitation, video games, animated books and/or television programs, etc.), PROMOTER shall have the right to continue development and exploitation of such goods, merchandise and/or programming until the end of the commercial life thereof.

4.4    Book Rights. WRESTLER agrees and grants PROMOTER during the Term the unconditional and exclusive right throughout the world to use, simulate and portray WRESTLER’s name, likeness, voice, personality, personal identification and personal experiences, characters if owned by her or PROMOTER, incidents, situations and events which heretofore occurred or hereafter occur (in whole or in part) as it relates in any manner to WRESTLER’s life and WRESTLER’s wrestling career, in connection with the licensing, sublicensing, manufacture, distribution, publication, and exploitation of WRESTLER’s autobiography or authorized biography (collectively “Book Rights”).

4.5    Publishing Rights. WRESTLER agrees and grants PROMOTER during the Term the unconditional and exclusive right throughout the world to use, simulate and portray WRESTLER’s name, likeness, voice, personality, personal identification and personal experiences, characters if owned by her or PROMOTER, incidents, situations and events which heretofore occurred or hereafter occur (in whole or in part) as it relates in any manner to WRESTLER’s life and WRESTLER’s wrestling career, in connection with the creation and sale of certain movies, or other forms of media now known or hereinafter discovered, as PROMOTER shall determine in its sole discretion (collectively “Publishing Rights”).

4.6.    Auction Sale Rights. WRESTLER agrees and grants PROMOTER during the Term the unconditional and exclusive right throughout the world to sell via the Internet, television or through any other distribution method now known or hereafter created, by an auction method, any item containing WRESTLER Intellectual Property which shall include but not be limited to items containing WRESTLER’s signature (“Auction Sale”).

5. EXCLUSIVITY

5.1    It is the understanding of the parties that, during the Term, the worldwide rights to WRESTLER's services, appearances and/or performances in the entertainment industry, whether related to professional wrestling, sports entertainment or Other Appearances, are exclusive to PROMOTER. Without limiting the generality of the foregoing, it is the further understanding of the parties that all rights, licenses, privileges and all other items herein given or granted or assigned by WRESTLER to PROMOTER hereunder are exclusive to PROMOTER even to the exclusion of WRESTLER.

5.2    In the event WRESTLER desires upon reasonable notice to PROMOTER during the Term either individually or through her authorized representatives to participate in Other Appearances, whether or not procured by PROMOTER, WRESTLER may do so only subject to and conditioned upon PROMOTER's express, written approval and provided that a written sublicense is executed between PROMOTER, WRESTLER, and any relevant third parties ("Permitted Activities"), and further provided that WRESTLER shall not utilize the Intellectual Property in any manner in connection with such Permitted Activities without PROMOTER's written consent. Notwithstanding the foregoing, it is agreed that PROMOTER retains first priority, to the exclusion of any such Permitted Activities, with respect to the use and scheduling of WRESTLER's services at all times during the Term of this Agreement, as defined herein. It is further agreed that PROMOTER shall receive from WRESTLER a management fee to reimburse PROMOTER for its reasonable administrative costs incurred in connection with WRESTLER's participation in each such Permitted Activity provided that PROMOTER's costs shall not be less than ten percent (10%) of any fees received by WRESTLER for each such Permitted Activity described herein. Additionally, all monies earned by WRESTLER from such Permitted Activities in a specific Contract Year shall be credited against the Minimum Annual Compensation for that Contract Year as set forth in paragraph 7.1 below.

6. TERM AND TERRITORY

6.1    Unless terminated pursuant to the terms herein, the term of this Agreement shall be for three (3) years from the Effective Date (“Term”). Each consecutive twelve (12) month period during the Term commencing with the Effective Date shall be referred to as a “Contract Year”.

6.2     Notwithstanding anything herein to the contrary, termination of this Agreement for any or no reason shall not affect PROMOTER's ownership of and rights in or to any intellectual property rights, including but not limited to, any Works, PROMOTER Intellectual Property and any registrations thereof, or the rights, results, products, and proceeds in and to and derived from WRESTLER during the Term of this Agreement; and the exploitation of rights set forth in Sections l, 2, 3 and 4 hereof in any and all media now known or hereinafter discovered.

6.3    The territory of this Agreement shall be the world (“Territory”).

7.	PAYMENTS/ROYALTIES

7.1    (a)    Unless terminated pursuant to the terms herein, PROMOTER shall pay WRESTLER each Contract Year the total sum of Three Hundred Twenty Five Thousand US Dollars ($325,000.00) (referred to hereinafter as “Minimum Annual Compensation”). PROMOTER agrees, commencing with the Effective Date, to pay WRESTLER the Minimum Annual Compensation in fifty-two (52) weekly installments consistent with PROMOTER’s regular payment procedures.

(b)    PROMOTER shall be entitled to deduct from the Minimum Annual Compensation any fines levied against WRESTLER, as provided for in Sections 8.3 or 9.13(a); any costs or expenses paid by PROMOTER on behalf of WRESTLER, as provided for in Sections 8.1 and 9.13(b); or any deductions permitted as set forth in Section 7.7 and 10.2(b). PROMOTER shall also have the right to credit against the Minimum Annual Compensation: (i) any royalties earned by WRESTLER; (ii) any payments made to WRESTLER by PROMOTER in accordance with Section 7.2; and/or (iii) any other payments due or earned by WRESTLER for the rights granted herein or pursuant to the terms of this Agreement. For the purposes of this Agreement, any royalty payments due shall be deemed “earned” only at the time they are paid to WRESTLER.

(c)    Unless terminated for breach pursuant to Sections 12.1(a) through (f) and 12.2, if applicable, at least one hundred twenty (120) days after each Contract Year, if it is determined that WRESTLER has earned more than the Minimum Annual Compensation for services rendered during that Contract Year, WRESTLER shall be paid subject to any permitted deductions or credits in accordance with Section 7.1(b), in a one lump sum the difference between the Minimum Annual Compensation and what WRESTLER actually earned for services rendered during that Contract Year.

7.2    (a)     If WRESTLER appears and performs in any Non-Televised Live Event, defined as an Event produced by PROMOTER in an arena before a live audience at which admission is charged other than those arena events which are taped or broadcast as set forth in Sections 7.2 (b) and 7.2 (c) below, WRESTLER shall be paid by PROMOTER an amount equal, in PROMOTER’s sole discretion, to such percentage of the paid receipts for such Non-Televised Live Event only as is consistent with the nature of the match in which WRESTLER appears, i.e., preliminary, mid-card, main event, etc. and any standards PROMOTER establishes specifically for such Non-Televised Live Event.

(b)    If WRESTLER appears and performs in connection with an arena or studio Event produced by PROMOTER which is taped or broadcast for use on PROMOTER's television network (“TV Taping”), WRESTLER shall be paid by PROMOTER, in its sole discretion, an amount only as is consistent with the nature of the match in which WRESTLER appears, i.e., preliminary, mid-card, main event, etc. and any standards PROMOTER establishes specifically for such TV Taping.

(c)    If WRESTLER appears and performs in connection with an arena or studio Event produced by PROMOTER which is aired or broadcast via satellite broadcast or pay-per-view distribution technology for use by PROMOTER (“Pay-Per-View”), WRESTLER shall be paid by PROMOTER an amount in accordance with the nature of the match in which WRESTLER performs, i.e., preliminary card, mid card, main event, etc., or any other standard PROMOTER, in its sole discretion, establishes specifically for that Pay-Per-View.

7.3    Royalties

In the event that the Intellectual Property is used alone or in conjunction with the intellectual property of Other PROMOTER Talent via a Product Sale, WRESTLER shall be paid a portion of the Products' Net Receipts (or a portion of a pool thereof established for the WRESTLER and all Other Promoter Talent) received by PROMOTER with respect to the Product Sale which portion shall be established from time to time by PROMOTER and be generally consistent with other of its top talent. “Products’ Net Receipts” means the gross amount received by PROMOTER or its affiliates (directly or from a licensee) in a Product Sale less actual expenses incurred by PROMOTER or its licensing agent in connection with such Product Sale and, in certain circumstances, an administrative fee (such as, for example, costs of goods sold, licensing agent percentages and allocable portions of marketing commitments paid by PROMOTER).

“Product Sale” shall mean the sale of any PROMOTER authorized product, merchandise, consumer material or good, which is made by or on behalf of PROMOTER.

“Other PROMOTER Talent” shall mean a professional wrestler who has an agreement with PROMOTER and to whom PROMOTER is obligated to pay royalties.

7.4    Subject to paragraph 12.2, as it relates to WRESTLER’s appearance or performance of any services pursuant to this Agreement, including the appearance and or performance of WRESTLER’s services at Events or at other activities conducted by PROMOTER, WRESTLER shall be eligible only for the payments and royalties specifically set forth in Sections 7.1 through 7.3.

7.5    No Royalties Paid to WRESTLER. Except as specifically set forth in Section 7.1 through 7.3 above, WRESTLER shall not be eligible for any payment or royalties with respect to any other goods, services or otherwise including without limitation to the following: television license fees; television subscription fees; internet subscription fees; subscription video on demand fees; magazine subscription fees and/or advertising; and/or distribution fees of any kind paid to PROMOTER by any entity in connection with the exploitation of the Intellectual Property.

7.6    All payments made to WRESTLER are in full without withholding, except where required by law. After the end of each calendar year, PROMOTER shall issue to WRESTLER Internal Revenue Service Form 1099 showing all payments to WRESTLER during that calendar year.

7.7    If WRESTLER at any time during the Term is unable to wrestle for six (6) consecutive weeks due to an injury suffered while performing services at PROMOTER’s direction, PROMOTER may: (i) for every Non-Televised Live Event or TV Taping, as described in Sections 7.2(a) and (b), reduce the Minimum Annual Compensation by .5%; and/or (ii) for every Pay-Per-View as described in Section 7.2(c), reduce the Minimum Annual Compensation by the average pay received by WRESTLER for the three (3) immediately preceding Pay-Per-Views or, if WRESTLER appeared in fewer than three (3) Pay-Per-Views, then the average WRESTLER receives for such similar events (“Similar Event”) or .5% if WRESTLER did not appear in any such Similar Event.

7.8    (a)    PROMOTER shall prepare and send statements as to royalties payable hereunder to WRESTLER within ninety (90) days following the end of each quarter, based upon the royalties received and processed by PROMOTER in the previous quarter, together with payment of royalties, if any, earned by WRESTLER hereunder during such quarter-annual period, less advances and/or debits made by PROMOTER on WRESTLER's behalf.

(b)    PROMOTER shall maintain books of account related to the payment of royalties hereunder at its principal place of business. WRESTLER, or WRESTLER's designated independent certified public accountant who is a member in good standing of the AICPA, may at WRESTLER's sole expense examine PROMOTER's books insofar as they pertain to this Agreement for the purpose of verifying the accuracy thereof, during PROMOTER's normal business hours and upon reasonable notice. Such audit shall be conducted in a manner that will not unreasonably interfere with PROMOTER's normal business operations. WRESTLER shall not audit PROMOTER's books and records more than twice during any calendar year and no such audit shall be conducted later than six (6) months after the most recent statement of royalties is given, delivered or sent to WRESTLER. Each audit is limited to five (5) days in duration. Statements of royalties may be changed from time to time to reflect year-end adjustments, to correct clerical errors and for similar purposes.

(c)    WRESTLER shall be deemed to have consented to all statements of royalties and all other accountings provided by PROMOTER hereunder and each such statement of royalties or other accounting shall be conclusive, final, and binding; shall constitute an account stated; and shall not be subject to any objection for any reason whatsoever unless an audit has been conducted by WRESTLER to PROMOTER within one (1) year from the date the royalty statement was given, delivered or sent to WRESTLER.

(d)    No claim shall be filed pursuant to Section 13.8 below against PROMOTER or PROMOTER's affiliates that disputes any statement of royalties or accounting given by PROMOTER hereunder or that makes any claim for royalties or royalty payments, unless the same is commenced or filed within one (1) year after the date such statement or accounting is first given, delivered or sent to WRESTLER, and unless WRESTLER has first exhausted her remedies pursuant to Sections 7.8 (b) and (c) above.

8. PROMOTER'S OBLIGATIONS

8.1    Although under Section 9.1 WRESTLER shall bear responsibility for obtaining appropriate licenses for participating in wrestling exhibitions, PROMOTER shall be responsible for obtaining all other appropriate licenses to conduct professional wrestling exhibitions involving WRESTLER. If PROMOTER, at its discretion, agrees to assist WRESTLER in obtaining such licenses, which shall include any permits, visas, or otherwise, WRESTLER shall reimburse PROMOTER for its fees and expenses incurred in connection therewith.

8.2    PROMOTER shall bear the following costs in connection with the development and enhancement of the value of WRESTLER's performance hereunder and WRESTLER’s standing in the professional wrestling community, all of which shall benefit WRESTLER:

(a)    In connection with WRESTLER's appearances and performance at any Events produced by PROMOTER and staged before a live audience, PROMOTER shall bear the cost of location rental, PROMOTER's third party comprehensive liability insurance for the benefit of the venues, applicable state and local admission taxes, promotional assistance, sound and light equipment, wrestling ring, officials, police and fire protection, and such additional security guards as PROMOTER shall require in its discretion during a professional wrestling match;

(b)    In connection with the production, distribution, and exploitation of the Footage, PROMOTER shall bear all costs incurred in connection with such production, distribution, broadcast, transmission or other forms of mass media communication; and

(c)    In connection with any product or service licensing activities and/or merchandising activities, PROMOTER shall bear all costs of negotiating, securing or otherwise obtaining the product or service licensing arrangements, including costs of agents, consultants, attorneys and others involved in making the product or service licensing activities; and PROMOTER shall bear all costs of creating, designing, developing, producing and marketing merchandise or services. In order to fulfill these obligations, PROMOTER may make any arrangements, contractual or otherwise, it deems appropriate to delegate, assign, or otherwise transfer its obligations.

8.3    PROMOTER shall schedule the Events and book WRESTLER for the Events. In doing so, PROMOTER shall select the time and location of the Events at which WRESTLER is booked, WRESTLER's opponent, and any other wrestlers who will appear at such Event. PROMOTER shall provide WRESTLER with reasonable advance notice of the date, time, and place of any such Event, and WRESTLER shall appear at the designated location for any such Event no later than one hour before the designated time. If WRESTLER fails to appear as required without advance twenty-four (24) hours notice to PROMOTER and PROMOTER must substitute another wrestler to appear in WRESTLER's place at the Event, then PROMOTER may fine, suspend or terminate WRESTLER in its sole discretion.

8.4        Notwithstanding the above, if WRESTLER shall be prevented from appearing at an Event by reason of Force Majeure, the above fines shall not be imposed. For purposes of this Agreement, Force Majeure shall mean any act of God, fire, flood, war or other calamity; strike or labor difficulties; any governmental action or any other serious emergency affecting WRESTLER which occurrence is beyond WRESTLER's reasonable control, and, which despite best efforts prohibits WRESTLER’s performance or appearance at such Event.

9. WRESTLER'S OBLIGATIONS

9.1    WRESTLER shall bear responsibility for obtaining all appropriate licenses to engage in, participate in, or otherwise appear in professional wrestling exhibitions.

9.2    WRESTLER shall be responsible for WRESTLER’s own training, conditioning, and maintenance of wrestling skills and abilities, as long as they do not interfere with WRESTLER's appearance at scheduled events as follows:

(a)    WRESTLER shall establish her own training program, shall select time of training, duration of training, exercises, pattern of exercise and other actions appropriate to obtaining and maintaining physical fitness for wrestling. WRESTLER shall select her own training apparatus, including mats, weights, machines and other exercise paraphernalia. WRESTLER is responsible for supplying her own training facilities and equipment, whether by purchase, lease, license, or otherwise; and

(b)    WRESTLER shall establish her own method of physical conditioning, shall select time for conditioning, duration of conditioning and form of conditioning. WRESTLER shall select time for sleep, time for eating, and time for other activities. WRESTLER shall select her own foods, vitamins and other ingested items, excepting illegal and/or controlled substances and drugs.

9.3    WRESTLER shall be responsible for providing all costumes, wardrobe, props, and make‑up necessary for the performance of WRESTLER's services at any Event and WRESTLER shall bear all costs incurred in connection with her transportation to and from any such Events (except for those transportation costs which are covered by PROMOTER's then current Travel Policy), as well as the costs of food consumed and hotel lodging utilized by WRESTLER in connection with her appearance at such Events.

9.4    WRESTLER shall use best efforts in employing WRESTLER’s skills and abilities as a professional wrestler and be responsible for developing and executing the various details, movements, and maneuvers required of wrestlers in a professional wrestling exhibition.

9.5    WRESTLER shall take such precautions as are appropriate to avoid any unreasonable risk of injury to herself and to others in any and all Events. These precautions shall include, without limitation, pre-match review of all wrestling moves and maneuvers with wrestling partners and opponents; and pre-match demonstration and/or practice with wrestling partners and opponents to insure familiarity with anticipated wrestling moves and maneuvers during a wrestling match. In the event of injury to WRESTLER, and/or WRESTLER’s partners and opponents during a wrestling match, WRESTLER shall immediately signal partner, opponent and/or referees that it is time for the match to end; and WRESTLER shall finish the match forthwith so as to avoid aggravation of such injury.

9.6    WRESTLER shall use best efforts in the ring in the performance of wrestling services for a match or other activity, in order to provide an honest exhibition of WRESTLER’s wrestling skills and abilities, consistent with the customs of the professional wrestling industry; and WRESTLER agrees all matches shall be finished in accordance with the PROMOTER's direction. Breach of this Section 9.6 shall cause a forfeiture of any payments due WRESTLER pursuant to Section 7 and shall entitle PROMOTER to terminate this Agreement, or suspend WRESTLER without pay, but such breach shall not terminate PROMOTER's licenses and other rights under this Agreement. If PROMOTER in its discretion suspends this Agreement, when reinstated, PROMOTER may extend the Term of this Agreement for a period of time equal to the period of suspension or any portion thereof and this Agreement will therefore continue to be of full force and effect throughout the remainder of the Term.

9.7    WRESTLER agrees to cooperate and assist without any additional payment in the publicizing, advertising and promoting of scheduled Events, including without limitation, appearing at and participating in a reasonable number of joint and/or separate press conferences, interviews, and other publicity or exploitation appearances or activities (any or all of which may be filmed, taped, or otherwise recorded, telecast by any form of television now known or hereafter discovered, including without limitation free, cable, pay cable, subscription video on demand, video on demand and closed circuit and pay‑per‑view television, broadcast, exhibited, distributed, and used in any manner or media and by any art, method, or device now known or hereafter created, including without limitation by means of videodisc, video cassette, theatrical motion picture and/or non‑theatrical motion picture and Internet), at times and places designated by PROMOTER, in connection therewith.

9.8    WRESTLER acknowledges the right of PROMOTER to make decisions with respect to the preparation and exploitation of the Footage and/or the exercise of any other rights respecting WRESTLER and/or PROMOTER Intellectual Property, and in this connection WRESTLER acknowledges and agrees that PROMOTER's decision with respect to any agreements disposing of the rights to the WRESTLER and/or PROMOTER Intellectual Property are final, except as to WRESTLER's legal name, which PROMOTER may only dispose of upon WRESTLER's written consent. WRESTLER agrees to execute any agreements PROMOTER deems necessary in connection with any such agreements, and if WRESTLER is unavailable or refuses to execute such agreements, PROMOTER is hereby authorized to do so in WRESTLER's name as WRESTLER's attorney-in-fact.

9.9    WRESTLER agrees to cooperate fully and in good faith with PROMOTER to obtain any and all documentation, applications or physical examinations as may be required by any governing authority with respect to WRESTLER's appearance and/or performance in a professional wrestling match.

9.10    WRESTLER, on behalf of herself and her heirs, successors, assigns and personal representatives, shall indemnify and defend PROMOTER and PROMOTER's licensees, assignees, parent corporation, subsidiaries and affiliates and its and their respective officers, directors, employees, advertisers, insurers and representatives and hold each of them harmless against any claims, demands, liabilities, actions, costs, suits, attorneys’ fees, proceedings or expenses, incurred by any of them by reason of WRESTLER's breach or alleged breach of any warranty, undertaking, representation, agreement, or certification made or entered into herein or hereunder by WRESTLER. WRESTLER, on behalf of herself and her heirs, successors, assigns and personal representatives, shall indemnify and defend PROMOTER and PROMOTER’s licensees, assignees, parent corporation, subsidiaries and affiliates and its and their respective officers, directors, employees, advertisers, insurers and representatives and hold each of the harmless against any and all claims, demands, liabilities, actions, costs, suits, attorneys’ fees, proceedings or expenses, incurred by any of them, arising out of WRESTLER'S acts, transactions and/or conduct within or around the ring, hallways, dressing rooms, parking lots, or other areas within or in the immediate vicinity of the facilities where PROMOTER has scheduled Events at which WRESTLER is booked.

9.11    WRESTLER shall be responsible for payment of all of WRESTLER’s own Federal, state or local income taxes; all social security, FICA and FUTA taxes, if any, as well as all contributions to retirement plans and programs, or other supplemental income plan or program that would provide WRESTLER with personal or monetary benefits upon retirement from professional wrestling.

9.12    (a)    WRESTLER SHALL BE RESPONSIBLE FOR HER OWN COMMERCIAL GENERAL LIABILITY INSURANCE, WORKER'S COMPENSATION INSURANCE, PROFESSIONAL LIABILITY INSURANCE, AS WELL AS ANY EXCESS LIABILITY INSURANCE, AS SHE DEEMS APPROPRIATE TO INSURE, INDEMNIFY AND DEFEND WRESTLER WITH RESPECT TO ANY AND ALL CLAIMS ARISING OUT OF HER OWN ACTS, TRANSACTIONS, OR CONDUCT AS A PROFESSIONAL WRESTLER.

(b)    WRESTLER ACKNOWLEDGES THAT THE PARTICIPATION AND ACTIVITIES REQUIRED BY WRESTLER IN CONNECTION WITH HER PERFORMANCE IN A PROFESSIONAL WRESTLING EXHIBITION MAY BE DANGEROUS AND MAY INVOLVE THE RISK OF SERIOUS BODILY INJURY, INCLUDING DEATH. WRESTLER KNOWINGLY AND FREELY ASSUMES FULL RESPONSIBILITY FOR ALL SUCH INHERENT RISKS AS WELL AS THOSE DUE TO THE NEGLIGENCE OF PROMOTER OR OTHER WRESTLERS.

(c)    WRESTLER HEREBY RELEASES, WAIVES AND DISCHARGES PROMOTER FROM ALL LIABILITY TO WRESTLER AND COVENANTS NOT TO SUE PROMOTER FOR ANY AND ALL LOSS OR DAMAGE ON ACCOUNT OF INJURY TO THEIR PERSON OR PROPERTY OR RESULTING IN SERIOUS OR PERMANENT INJURY TO WRESTLER OR IN WRESTLER’S DEATH, WHETHER CAUSED BY NEGLIGENCE OF PROMOTER OR OTHER WRESTLERS UNDER CONTRACT TO PROMOTER.

(d)    NOTWITHSTANDING PROMOTER’S CURRENT POLICY OF PAYING MEDICAL EXPENSES FOR INJURIES WRESTLER MAY INCUR WHILE PERFORMING UNDER THIS AGREEMENT, WRESTLER SHALL MAINTAIN, AT HER COST AND EXPENSE, HEALTH INSURANCE COVERAGE. THIS HEALTH INSURANCE MUST REMAIN IN EFFECT FOR THE TERM OF THE AGREEMENT, AND WRESTLER SHALL PROVIDE PROMOTER PROOF OF THIS INSURANCE ANNUALLY. WRESTLER MAY AT HER ELECTION OBTAIN HEALTH, LIFE AND/OR DISABILITY INSURANCE TO PROVIDE BENEFITS IN THE EVENT OF PHYSICAL INJURY ARISING OUT OF OTHER PROFESSIONAL ACTIVITIES; AND WRESTLER ACKNOWLEDGES THAT PROMOTER SHALL NOT HAVE ANY RESPONSIBILITY FOR SUCH INSURANCE OR PAYMENT IN THE EVENT OF PHYSICAL INJURY ARISING OUT OF HER PROFESSIONAL ACTIVITIES.

(e)    IN THE EVENT OF PHYSICAL INJURY ARISING OUT OF WRESTLER’S PROFESSIONAL ACTIVITIES, WRESTLER ACKNOWLEDGES THAT AS AN INDEPENDENT CONTRACTOR SHE IS NOT ENTITLED TO ANY WORKERS’ COMPENSATION COVERAGE OR SIMILAR BENEFITS FOR INJURY, DISABILITY, DEATH OR LOSS OF WAGES; AND WRESTLER SHALL MAKE NO CLAIM AGAINST PROMOTER FOR SUCH COVERAGE OR BENEFIT.

9.13    (a)    WRESTLER shall act at all times with due regard to public morals and conventions during the Term of this Agreement. If WRESTLER shall have committed or shall commit any act or do anything that is or shall be an offense or violation involving moral turpitude under Federal, state or local laws, or which brings WRESTLER into public disrepute, contempt, scandal or ridicule, or which insults or offends the community or any employee, agent or affiliate of PROMOTER or which injures WRESTLER’s reputation in PROMOTER's sole judgment, or diminishes the value of WRESTLER’s professional wrestling services to the public or PROMOTER, then at the time of any such act, or any time after PROMOTER learns of any such act, PROMOTER shall have the right to fine WRESTLER in an amount to be determined by PROMOTER; and PROMOTER shall have the right to immediately suspend WRESTLER and/or terminate this Agreement pursuant to Section 12.

(b)    Should at any time during the Term, WRESTLER be involved in any way with a criminal or civil legal proceeding or regulatory or administrative hearing (e.g., immigration hearing) or otherwise (“Proceeding”), PROMOTER shall have the right but not the obligation to retain counsel to represent WRESTLER in the Proceeding and PROMOTER shall be entitled to deduct from the Minimum Annual Compensation any and all costs and expense (including attorney’s fees) related to the Proceeding. WRESTLER agrees that should PROMOTER retain counsel pursuant to this Section 9.13(b), PROMOTER shall not be admitting that PROMOTER has any obligation, liability, and/or responsibility whatsoever in connection with the Proceeding.

9.14    During the Term, WRESTLER acknowledges and agrees that she shall not work or perform in any capacity for any other martial arts or wrestling organization and/or entity not owned or controlled by PROMOTER or any affiliated or subsidiary company thereof, or otherwise in the entertainment industry, including without limitation appearances in live events, pay-per-view or other televised events.

10. WARRANTY

10.1    WRESTLER represents, warrants, and agrees that WRESTLER is free to enter into this Agreement and to grant the rights and licenses herein granted to PROMOTER; WRESTLER has not heretofore entered and shall not hereafter enter into any contract or agreement which is in conflict with the provisions hereof or which would or might interfere with the full and complete performance by WRESTLER of her obligations hereunder or the free and unimpaired exercise by PROMOTER of any of the rights and licenses herein granted to it; WRESTLER further represents and warrants there are no prior or pending claims, administrative proceedings, civil lawsuits, criminal prosecutions or other litigation matters, including without limitation any immigration or athletic commission related matters, affecting WRESTLER which would or might interfere with PROMOTER's full and complete exercise or enjoyment of any rights or licenses granted hereunder. Any exceptions to this Warranty are set forth in Exhibit C, attached hereto.

10.2    (a)    WRESTLER represents and warrants that WRESTLER is in sound mental and physical condition; that WRESTLER is suffering from no disabilities or pre-existing conditions or injuries that would impair or adversely affect WRESTLER’s ability to perform professional wrestling services; and that WRESTLER is free from the influence of illegal drugs or controlled substances, which can threaten WRESTLER’s well being and pose a risk of injury to WRESTLER or others. To insure compliance with this warranty, WRESTLER shall abide by any drug policy conveyed to WRESTLER and/or her representative(s) as well as any and all amendments, additions or modifications to any such drug policy, and WRESTLER further consents to sampling and testing, in accordance with any such drug policy. In addition, WRESTLER agrees to submit no less than annually to complete physical examination(s) by a physician either selected or approved by PROMOTER.

(b)    In the event that WRESTLER is unable to wrestle for six (6) consecutive weeks during the Term of this Agreement, for any or no reason, including, without limitation, due to an injury suffered while performing services at PROMOTER’s direction, PROMOTER shall have the right to thereafter: (i) terminate this Agreement; (ii) suspend WRESTLER either with or without pay; and/or (iii) extend the Term of this Agreement for a period of time equal to the entire period of inability to wrestle, or any portion thereof. Upon certification by WRESTLER or PROMOTER’s physician during any period of suspension that WRESTLER is fully recovered and capable of performing all services as required under this Agreement, PROMOTER shall have the right to reinstate this Agreement, and it will thereafter continue to be of full force and effect throughout the remainder of the Term.

10.3    PROMOTER reserves the right to have WRESTLER examined by a physician of its own choosing at its expense at any point during the Term of this Agreement.

11. EARLY TERMINATION

11.1    (a)    This Agreement may be terminated by PROMOTER during the Term for any or no reason whatsoever by providing WRESTLER at least ninety (90) advance written notice of said termination. The ninetieth (90th) day shall be defined as the “Termination Date”.

(b)    This Agreement may be terminated prior to the end of its Term by a written instrument executed by each of the parties expressing their mutual consent to so terminate without any further liability on the part of either party.

(c)    This Agreement may be terminated by PROMOTER immediately due to WRESTLER’s breach as set forth in Section 12.1.

(d)    In the event of a termination pursuant to Section 11.1(a) or Section 11.1(b), PROMOTER shall be obligated to pay WRESTLER a pro-rated portion of the Minimum Annual Compensation up until the Termination Date and to pay WRESTLER any royalties which may be due WRESTLER in accordance with Section 7 for the use of the WRESTLER Intellectual Property.

11.2    This Agreement shall automatically and immediately terminate upon WRESTLER's death and PROMOTER shall have no further obligation to WRESTLER or WRESTLER's heirs, successors, personal representatives or assigns pursuant to any of the terms herein including but not limited to any payment obligations as described in Section 7.

11.3

(a)    Upon expiration or termination of this Agreement for any reason, the parties acknowledge and agree that: (i) PROMOTER shall own in perpetuity all right, title and interest in all Footage, Works, PROMOTER Intellectual Property and any registrations thereof; (ii) PROMOTER shall also have the exclusive right to sell or otherwise dispose of any materials, goods, merchandise or other items as set forth in Section 4.2

(b)    Upon expiration or termination of this Agreement by PROMOTER pursuant to Section 12.1, WRESTLER shall not work, appear, or perform in any capacity for any professional wrestling, sports entertainment, mixed martial arts and/or ultimate fighting organization, promotion or entity not owned or controlled by PROMOTER (or any affiliated or subsidiary company thereof) in the United States for a period of up to one (1) year from the date of such expiration or termination, as specified by PROMOTER in the notice of termination; provided, however, that if no lesser period is specified by PROMOTER in the notice of termination, such period shall be one (1) year.

12. BREACH

12.1    In addition to those reasons set forth elsewhere in this Agreement, PROMOTER shall have the right, in its sole discretion, to immediately suspend or terminate this Agreement, both as to services and compensation, if any of the following occurs:

(a)    PROMOTER has the right to terminate WRESTLER pursuant to the provisions of any drug policy adopted by WWE, as well as any and all amendments, additions or modifications to any such drug policy;

(b)WRESTLER is not in compliance with the representation and warranty set forth in Section 10.2(a), including, without limitation, as evidenced by any cardiovascular test, physical examination or other medical screening implemented by PROMOTER during the Term.

(c)WRESTLER is habitually late and/or absent for scheduled Events or appearances as PROMOTER determines in its sole discretion;

(d)WRESTLER fails any physical examination conducted on behalf of PROMOTER, as required herein;

(e)WRESTLER fails to maintain physical condition or training such that her weight, and/or her performance is unsatisfactory as determined by PROMOTER in its sole discretion;

(f)PROMOTER, on behalf of WRESTLER, is unable to obtain any necessary athletic commission licenses or immigration documents, including, but not limited to visas; or

(g)WRESTLER breaches Section 9.13(a).

12.2    In the event that WRESTLER breaches this Agreement, PROMOTER may recover such actual direct damages as may be established in a court of law, as provided in Section 13.8. In addition, in the event of an immediate termination pursuant to Sections 12.1(a) through (f), WRESTLER shall forfeit and shall not be entitled to: (i) any remaining Minimum Annual Compensation owed and (ii) any future payments that may have been due WRESTLER pursuant to Section 7. WRESTLER shall not appear under, use, refer to or exploit in any manner, parenthetically or otherwise, the WRESTLER Intellectual Property for the remainder of the Term and the PROMOTER Intellectual Property forever. Further, at PROMOTER's sole option, the Term of this Agreement may be extended by the term of any suspension period, in whole or in part, with all other terms and conditions hereof remaining in full force and effect during such extended period.

12.3    The parties further agree that because of the special, unique, and extraordinary nature of the obligations of PROMOTER and WRESTLER respecting all rights and licenses concerning bookings, promoting, Footage, Events, Intellectual Property, which are the subject matter of this Agreement, WRESTLER's breach of this Agreement shall cause PROMOTER irreparable injury which cannot be adequately measured by monetary relief; as a consequence PROMOTER shall be entitled to injunctive and other equitable relief against WRESTLER to prevent WRESTLER's breach or default hereunder and such injunction or equitable relief shall be without prejudice to any other rights, remedies or damages which PROMOTER is legally entitled to obtain.

12.4    In no circumstances, whatsoever, shall either party to this Agreement be liable to the other party for any punitive or exemplary damages; and all such damages, whether arising out of the breach of this Agreement or otherwise, are expressly waived.

13. MISCELLANEOUS

13.1    Nothing contained in this Agreement shall be construed to constitute WRESTLER as an employee, partner or joint venturer of PROMOTER, nor shall WRESTLER have any authority to bind PROMOTER in any respect. WRESTLER is an independent contractor and WRESTLER shall execute and hereby irrevocably appoints PROMOTER attorney-in-fact to execute, if WRESTLER refuses to do so, any instruments necessary to accomplish or confirm the foregoing or any and all of the rights granted to PROMOTER herein.

13.2    This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and all prior understandings, negotiations and agreements are merged in this Agreement. There are no other agreements, representations, or warranties not set forth herein with respect to the subject matter hereof; and the parties expressly acknowledge that any representation, promise or inducement by any party to any other party that is not embodied in this Agreement is not part of this Agreement, and they agree that no party shall be bound by or liable for any such alleged representation, promise or inducement not set forth herein.

13.3    This Agreement may not be changed or altered except in writing signed by PROMOTER and WRESTLER.

13.4    If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, invalid, or unenforceable in such jurisdiction, the remainder of such provision shall not thereby be affected and shall be given full effect, without regard to the invalid portion.

It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce or modify the duration, area, or matter of such provision, and, in its reduced or modified form, such provision shall then be enforceable and shall be enforced.

13.5    PROMOTER shall have the right to assign, license, or transfer any or all of the rights granted by WRESTLER to PROMOTER pursuant to the terms of this Agreement to any person, firm or corporation, provided that such assignee has the financial ability to meet the PROMOTER’s obligations hereunder, and if any assignee shall assume in writing PROMOTER's obligations hereunder, PROMOTER shall be released from any liability and shall have no further obligations to WRESTLER. WRESTLER may not assign, transfer or delegate her rights or obligations hereunder and any attempt to do so shall be void.

13.6    Any notices required or desired hereunder shall be in writing and shall be deemed given when personally delivered or if mailed by certified mail, return receipt requested or registered mail, when deposited in the United States Mail, postage prepaid, or if telecopied, when telecopied, or if sent by courier service, when deposited with such service, or if sent by overnight delivery service, on the next business day following delivery to such service. Notices shall be addressed as follows (unless either party at any time or times designates another address for itself by notifying the other party thereof as provided herein):

TO PROMOTER:                            TO WRESTLER:

World Wrestling Entertainment, Inc.                     1241 E. Main Street
Attn:    General Counsel                        Stamford, Connecticut 06902
1241 E. Main Street
Stamford, Connecticut 06902

13.7    This Agreement is made in Connecticut and shall be governed by and interpreted in accordance with the laws of the State of Connecticut, exclusive of its provisions relating to conflicts of law.

13.8    The parties agree to submit any and all disputes arising out of or relating in any way to this Agreement exclusively to the jurisdiction of the United States District Court of Connecticut. The provision to submit all claims, disputes or matters in question to the Federal court in the State of Connecticut shall be specifically enforceable; and each party, hereby waiving personal service of process and venue, consents to jurisdiction in Connecticut for purposes of any other party seeking or securing any legal and/or equitable relief.

13.9    WRESTLER understands and acknowledges that, from time to time during the Term, she may request that attorneys employed by or associated with PROMOTER represent WRESTLER’s interests in connection with certain contracts and/or other matters relating to WRESTLER’s career, including, without limitation, in connection with certain Permitted Activities, whether or not utilizing the Intellectual Property. WRESTLER thus confirms her understanding and acknowledgement that, in connection with such representation, such attorneys (including attorneys who may have previously represented, and who may in the future represent, PROMOTER in a role potentially adverse to WRESTLER) may represent WRESTLER, either individually and/or concurrently with representing PROMOTER. Such representation during the Term may constitute a potential conflict of interest. Accordingly, WRESTLER understands and acknowledges by her execution of this Agreement that, she further waives any such conflict of interest arising from such representation of WRESTLER by PROMOTER’s attorneys. WRESTLER further understands and acknowledges that she has been encouraged to seek the advice of and retain independent counsel in connection with all matters relating to her interests, including contract negotiation and any and all other issues relating to her career, as well as advice with respect to the meaning and impact of the consent and waiver set forth in this Section 13.9, and WRESTLER hereby represents and warrants to PROMOTER that she knowingly either has and will retained such independent counsel, or has decided or will decide intentionally not to do so. The consent and waiver set forth in this Section

13.9 shall remain in effect during the Term, unless revoked in writing by WRESTLER and delivered to PROMOTER pursuant to Section 13.6.

14. CONFIDENTIALITY

14.1    (a) Other than as may be required by applicable law, government order or regulations, or by order or decree of the Court, WRESTLER hereby acknowledges and agrees that in further consideration of PROMOTER's entering into this Agreement, WRESTLER shall not, at any time during the Term of this Agreement, or after the termination of this Agreement for any or no reason whatsoever, disclose to any person, organization, or publication, or utilize for the benefit or profit of WRESTLER or any other person or organization, any sensitive or otherwise confidential business information, idea, proposal, secret, or any proprietary information obtained while with PROMOTER and/or regarding PROMOTER, its employees, independent contractors, agents, officers, directors, subsidiaries, affiliates, divisions, representatives, or assigns. Included in the foregoing, by way of illustration only and not limitation, are such items as reports, business plans, sales information, cost or pricing information, lists of suppliers or customers, talent lists, story lines, scripts, story boards or ideas, routines, gags, costumes or parts of costumes, accessories, crowns, inventions, championship, title or other belts (if applicable) and any other tangible or intangible materials written, composed, submitted, added, improvised, or created by or for WRESTLER in connection with appearances in the Footage, information regarding any contractual relationships maintained by PROMOTER and/or the terms thereof, and/or any and all information regarding wrestlers engaged by PROMOTER.

(b) Notwithstanding the foregoing, WRESTLER’s obligation of confidentiality shall not include information which:

(i)	at the time of disclosure was in the public domain;

(ii)	after such disclosure becomes generally available to the public other than through any act or omission by WRESTLER; and

(iii)
is required to be disclosed by any court of competent jurisdiction, provided that prior written notice of such disclosure is furnished to PROMOTER in a timely manner in order to afford PROMOTER an opportunity to seek a protective order against such disclosure.

14.2    WRESTLER acknowledges and agrees that her agreement to be bound by the terms hereof is a material condition of PROMOTER's willingness to use and continue to use WRESTLER’s services. Other than as may be required by applicable law, government order or regulation; or by order or decree of the court, the parties agree that neither of them shall publicly divulge or announce, or in any manner disclose, to any third party, any of the specific terms and conditions of this Agreement; and both parties warrant and covenant to one another that none of their officers, directors, employees or agents will do so either. Notwithstanding the foregoing, WRESTLER shall be free to disclose the terms and conditions of this Agreement to her lawyers, agents, financial advisers and spouse and PROMOTER shall be free to disclose the terms and conditions of this Agreement to its lawyers, accountants and to those employees who have a legitimate need to know such information.

14.3    This Agreement and any amendments thereto may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties. All of the terms and conditions of any Exhibits shall be incorporated herein by reference and shall be made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written below.

WORLD WRESTLING                     STEPHANIE MCMAHON LEVESQUE
ENTERTAINMENT, INC.                     (“WRESTLER”)
(“PROMOTER”)

By: /s/ Jane Geddes                         By: /s/ Stephanie McMahon Levesque
Jane Geddes                     Stephanie McMahon Levesque
SVP, Talent Relations and Development

Date: October 18, 2013                    Date: October 18, 2013

STATE OF CONNECTICUT        )
) ss:
COUNTY OF NEW HAVEN        )

I am a Notary Public for said County and State, do hereby certify that Stephanie McMahon Levesque personally appeared before me this day and acknowledged the due execution of the foregoing instrument to be her free act and deed for the purposes therein expressed.

WITNESS my hand and notarial seal this 18th day of October, 2013.

/s/ Mark Terrence Carrano
Notary Public
My commission expires: 9/30/14

STATE OF CONNECTICUT         )
        ) ss: Stamford
COUNTY OF FAIRFIELD         )

On October 18, 2013 before me personally came Jane Geddes, Senior Vice President of Talent Relations and Development, to me known, and known to me to be the individual described in, and who executed the foregoing, and duly acknowledged to me that she is a duly authorized corporate officer of World Wrestling Entertainment, Inc., and that she executed the same on behalf of said Company.

WITNESS my hand and notarial seal this 18 day of October, 2013.

/s/ Mark Terrence Carrano
Notary Public
My commission expires: 9/30/14

EXHIBIT A

WRESTLER INTELLECTUAL PROPERTY

Stephanie McMahon
Stephanie McMahon-Levesque

EXHIBIT B

PROMOTER INTELLECTUAL PROPERTY

The Alliance
Boss Lady
The Billion Dollar / Billionaire Princess

EXHIBIT C

EXCEPTIONS TO WARRANTY
PENDING CONTRACTS/CLAIMS/LITIGATION WHICH MAY INTERFERE OR
CONFLICT WITH
WRESTLER'S PERFORMANCE AND/OR GRANT OF RIGHTS

None